                                                                    Exhibit 23.5
                                                                    ------------


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
DS Bancor, Inc.

We consent to the use of our reports, incorporated herein by reference, on the consolidated statements of position of DS Bancor, Inc. and Subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus of Webster Financial Corporation and DS Bancor, Inc. included in the Registration Statement on Form S-4 filed by Webster Financial Corporation.


                                    /s/ Friedberg, Smith & Co., P.C.

Bridgeport, Connecticut
December 30, 1996

                                      E-7